Exhibit 3.7

CERTIFICATE OF FORMATION

OF

TALOS ENERGY OPERATING COMPANY LLC

This Certificate of Formation of Talos Energy Operating Company LLC (the “Company”), dated February 1, 2012, has been duly executed, and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1. Name. The name of the Company is Talos Energy Operating Company LLC.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ Eliot Cotton
Name:	Eliot Cotton
Title:	Authorized Person